UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 23, 2023, Protagonist Therapeutics, Inc. (the “Company”) notified the Nasdaq Stock Market LLC (“Nasdaq”) that following the Company’s Annual Meeting of Stockholders on May 25, 2023, where Sarah Noonberg, M.D., Ph.D. did not stand for re-election, the Company has a vacancy on its Audit Committee and intends to rely on the cure period set forth in the Nasdaq Listing Rules while it recruits a new Audit Committee member, as described in more detail below.

On June 27, 2023, the Company received a letter from Nasdaq confirming that the Company is no longer in compliance with Nasdaq’s audit committee composition requirements as set forth in Nasdaq Listing Rule 5605, which requires that the audit committee of a listed company be comprised of at least three “independent directors” (as defined in Nasdaq Listing Rule 5605(a)(2)). Pursuant to Nasdaq Listing Rule 5605(c)(4), the Company intends to rely on the cure period to reestablish compliance with Nasdaq Listing Rule 5605. The cure period is generally defined as until the earlier of the Company’s next annual meeting of stockholders or May 27, 2024.

The Company’s board of directors is in the process of identifying and selecting a member of the board of directors who qualifies as “independent” and would meet the audit committee criteria set forth in Nasdaq Listing Rule 5605. The Board intends to comply fully with Nasdaq audit committee requirements by or before the end of the cure period described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated: July 3, 2023
	By:	/s/ Asif Ali
Asif Ali
Chief Financial Officer